Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-4 of Iris Acquisition Corp of our report dated May 13, 2024 (which includes an explanatory paragraph relating to Liminatus Pharma, LLC’s ability to continue as a going concern) relating to the financial statements of Liminatus Pharma, LLC appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Whippany, New Jersey

August 8, 2024